                                                                    EXHIBIT 3(B)


                                                  FEDERAL IDENTIFICATION

                                                  NO.   04-2471221
                                                     -------------------



                       THE COMMONWEALTH OF MASSACHUSETTS

                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)



We,    Henrique de Campos Meirelles                                  , President
       --------------------------------------------------------------


and    Gary A. Spiess                                                    , Clerk
       ------------------------------------------------------------------

of     BankBoston Corporation                                                  ,
       -------------------------------------------------------------------------
                          (Exact name of corporation)


located at   100 Federal Street, Boston, MA 02110                              ,
--------------------------------------------------------------------------------
                (Street address of corporation in Massachusetts)


certify that these Articles of Amendment affecting articles numbered:


         3
--------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on April 23, 1998, by vote of:
        --------- -----

112,545,339  shares of  Common Stock Par Value $1.50 per share of
-----------             --------------------------------------
                            (type, class & series, if any)

146,594,022  shares outstanding,
-------------------------------


         shares of                              of           shares outstanding,
---------         ------------------------------  ----------
                  (type, class & series, if any)


         shares of                              of           shares outstanding,
---------         ------------------------------  ----------
                  (type, class & series, if any)


being at least a majority of each type, class or series outstanding and entitled to vote thereon:


             Voted: That the Corporation's Restated Articles of Organization be amended to increase the authorized shares of the Corporation's Common Stock from 300,000,000 to 500,000,000 and to reduce the par value of the Common Stock from $1.50 to $1.00 per share.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

         WITHOUT PAR VALUE STOCKS                                      WITH PAR VALUE STOCKS
------------------------------------------       ---------------------------------------------------------------
      TYPE            NUMBER OF SHARES                   TYPE             NUMBER OF SHARES         PAR VALUE
------------------------------------------       ---------------------------------------------------------------
Common:                                            Common:                   300,000,000             $1.50
------------------------------------------       ---------------------------------------------------------------

------------------------------------------       ---------------------------------------------------------------
Preferred:            10,000,000*                  Preferred:
------------------------------------------       ---------------------------------------------------------------

------------------------------------------       ---------------------------------------------------------------

Change the total authorized to:

         WITHOUT PAR VALUE STOCKS                                      WITH PAR VALUE STOCKS
------------------------------------------       ---------------------------------------------------------------
      TYPE            NUMBER OF SHARES                   TYPE             NUMBER OF SHARES         PAR VALUE
------------------------------------------       ---------------------------------------------------------------
Common:                                            Common:                   500,000,000             $1.00
------------------------------------------       ---------------------------------------------------------------

------------------------------------------       ---------------------------------------------------------------
Preferred:            10,000,000*                  Preferred:
------------------------------------------       ---------------------------------------------------------------

------------------------------------------       ---------------------------------------------------------------

         * Of the 10,000,000 shares of Preferred Stock, the following series currently are authorized: 1,044,843 shares of Adjustable Rate Cumulative Preferred Stock, Series A, (ii) 1,574,315 shares of Adjustable Rate Cumulative Preferred Stock, Series B, (iii) 774,783 shares of Adjustable Rate Cumulative Preferred Stock, Series C, (iv) 280,000 shares of 7 7/8% Cumulative Preferred Stock, Series F, and 200,00 shares of Junior Participating Preferred Stock, Series D.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                     -----------------------------------------------------------


SIGNED UNDER THE PENALTIES OF PERJURY, this 23rd day of April, 1998,
                                            ---- ------ -----  ----

/s/ HENRIQUE DE CAMPOS MEIRELLES                                     , President
--------------------------------------------------------------------------------
Henrique de Campos Meirelles


/s/ GARY A. SPIESS                                                       , Clerk
--------------------------------------------------------------------------------
Gary A. Spiess

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


================================================================================


     I hereby approve the within Articles of Amendment and, the filing fee in
     the amount of $  $50,000   having been paid, said articles are deemed to
                    ------------
     have been filed with me this  24th day of April       , 1998        .
                                   ----        ------------      --------




     Effective date:       April 24, 1998
                    ------------------------------------------------------------




                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                                Donna M. Rowan
               -----------------------------------------------

               BankBoston, 100 Federal Street, MA Stop 01-19-02
               ------------------------------------------------

               Boston, MA 02110
               ------------------------------------------------